EXHIBIT 99.1

News Release

For Immediate Release	Contact: Steven E. Wilson
July 26, 2005	Chief Financial Officer
(304) 424-8704

United Bankshares, Inc. Announces Increased Earnings
for the Second Quarter and First Half of 2005

     WASHINGTON, DC and CHARLESTON, WV— United Bankshares, Inc. (NASDAQ: UBSI), today reported diluted earnings per share from continuing operations of 57¢ and $1.14 for the second quarter and first half of 2005, respectively. These results represent a 12% increase from earnings per diluted share from continuing operations of 51¢ and $1.02 for the second quarter and first half of 2004, respectively. Income from continuing operations was $24.5 million for the second quarter of 2005 as compared to income from continuing operations of $22.5 million for the second quarter of 2004. Income from continuing operations was $49.3 million and $45.1 million for the first half of 2005 and 2004, respectively.

     No income from discontinued operations was recorded for the second quarter and first half of 2005 because the sale of United’s mortgage banking subsidiary occurred in 2004. Income from discontinued operations for the second quarter of 2004 was $1.8 million or 4¢ per diluted share. Income from discontinued operations for the first half of 2004 was $2.7 million or 6¢ per diluted share.

     Net income per diluted share was 57¢ for the second quarter of 2005, which represented a 4% increase from diluted earnings per share of 55¢ for the second quarter of 2004. United generated net income of $24.5 million for the second quarter of 2005 as compared to $24.2 million earned in the second quarter of 2004. Net income per diluted share for the first half of 2005 was $1.14, up 6% from net income per diluted share of $1.08 for the first half of 2004. Net income was $49.3 million and $47.7 million for the first half of 2005 and 2004, respectively.

     Net income for the second quarter of 2005 resulted in a return on average assets of 1.55% and a return on average equity of 15.50%, as compared to 1.51% and 15.38%, respectively, for the second quarter of 2004. For the first half of 2005, United’s return on average assets was 1.56% while the return on average equity was 15.60% as compared to 1.51% and 15.28%, respectively, for the first half of 2004.

     The earnings growth for the second quarter of 2005 from last year’s second quarter was primarily due to increased net interest income. Tax-equivalent net interest income from continuing operations for the second quarter of 2005 was $56.4 million, an increase of $3.9 million or 7% from the second quarter of 2004. This increase in tax-equivalent net interest income from continuing operations was due mainly to a $275.0 million or 5% increase in average earning assets as average loans for the second quarter of 2005 grew $341.0 million or 8% over last year’s second quarter. In addition, the average yield on earning assets for the second quarter of 2005 increased 54 basis points from the second quarter of 2004 as a result of higher interest rates. Partially offsetting these increases to net interest income for the second quarter of 2005 was a corresponding 54 basis

United Bankshares, Inc. Announces...
July 26, 2005
Page Two

point increase in the cost of funds from the second quarter of 2004 due to the higher interest rates. The consolidated net interest margin, which combines the results from continuing and discontinued operations, for the second quarter of 2005 increased 11 basis points to 3.88% from the second quarter 2004 consolidated net interest margin of 3.77%. On a linked-quarter basis, United’s tax-equivalent net interest income from continuing operations for the second quarter of 2005 increased $671 thousand compared to the first quarter of 2005 due primarily to average loan growth of $45.0 million or 1% for the quarter. Portfolio loans outstanding at June 30, 2005 actually grew $131.5 million or 3% from the end of March 2005. However, most of this growth occurred in June and, thus, did not significantly impact the average loans for the quarter. The yield on loans for the second quarter of 2005 increased 17 basis points from the first quarter, but this increase was more than offset by an increase of 19 basis points in the cost of funds. The net interest margin for the second quarter of 2005 of 3.88% was an increase of 3 basis points from the net interest margin of 3.85% for the first quarter of 2005.

     Tax-equivalent net interest income from continuing operations for the first six months of 2005 was $112.2 million, an increase of $7.4 million or 7% from the prior year’s first six months as average earning assets increased $337.1 million or 6% due mainly to average loan growth of $367.9 million or 9%. In addition, the average yield on earning assets for the first half of 2005 increased 40 basis points from the first half of 2004 due to higher interest rates. However, as a result of the higher interest rates, the average cost of funds for the first half of 2005 increased 45 basis points from the first half of 2004. The consolidated net interest margin for the first half of 2005 was 3.86%, up 4 basis points from a consolidated net interest margin of 3.82% during the same period last year.

     Noninterest income from continuing operations for the second quarter and first half of 2005 decreased $342 thousand or 3% and $986 thousand or 4%, respectively, from the second quarter and first half of 2004. The decreases were primarily due to declines in fees from deposit services of $772 thousand or 10% and $1.7 million or 11%, respectively, for the second quarter and first half of 2005 as compared to the same periods last year. Income from bank owned life insurance policies increased $441 thousand and $407 thousand for the second quarter and first half of 2005, respectively, as compared to last year’s income during the same periods. In the third quarter of 2004, United commenced operations of a mortgage title insurance company. Fees from the title company totaled $185 thousand and $304 thousand, respectively, for the second quarter and first half of 2005. Revenue from trust and brokerage services grew $78 thousand or 3% for the second quarter of 2005 over last year’s second quarter revenue. For the first half of 2005, revenue from trust and brokerage services grew $266 thousand or 5% from last year’s first half revenue. On a linked-quarter basis, noninterest income from continuing operations increased $440 thousand or 3% from the first quarter of 2005 due mainly to increased income from deposit services of $510 thousand and bank owned life insurance policies of $495 thousand. Net gains on investment securities’ transactions were down $866 thousand from the first quarter to the second quarter of 2005.

     Noninterest expense from continuing operations for the second quarter of 2005 increased $1.1 million or 4% from the second quarter of 2004. This rise in noninterest expense was primarily due to an increase of $746 thousand or 5% in salaries and benefits expense as a result of higher salaries and increased health insurance and pension costs. Noninterest expense from continuing operations for the first half of 2005 was relatively flat from the first half of 2004, increasing only $221 thousand or less than 1%. On a linked-quarter basis, noninterest expense for the second quarter of 2005 increased $1.8 million or 6% from the first quarter of 2005. This increase was primarily due to increases in several general operating expenses, none of which were individually

United Bankshares, Inc. Announces...
July 26, 2005
Page Three

significant. The efficiency ratio was a low 42.80% and 42.08% for the second quarter and first half of 2005, respectively.

     At June 30, 2005, nonperforming loans were $15.5 million or 0.34% of loans, net of unearned income compared to nonperforming loans of $9.5 million or 0.22% of loans, net of unearned income at March 31, 2005 and $10.8 million or 0.24% of loans, net of unearned income at December 31, 2004, respectively. The increase for the quarter and year-to-date was due mainly to $4.3 million in loans to two commercial customers and one consumer customer that were either 90 days past due or placed on nonaccural at June 30, 2005. These credits are adequately collateralized and were appropriately considered in assessing the adequacy of the allowance for credit losses. United’s credit quality continues to compare favorably to its most recently reported peer group banking companies’ averages despite the increase in nonperforming loans. Net charge-offs were $295 thousand and $1.3 million for the second quarter and first half of 2005, respectively, as compared to $511 thousand and $1.8 million for the second quarter and first half of 2004. For the quarters ended June 30, 2005 and 2004, the provision for credit losses was $504 thousand and $539 thousand, respectively, while the provision for the first six months of 2005 was $1.6 million as compared to $1.9 million for 2004. As of June 30, 2005, the allowances for loan losses and lending-related commitments totaled $51.6 million or 1.14% of loans, net of unearned income, as compared to $51.4 million or 1.16% of loans, net of unearned income at December 31, 2004.

     During the second quarter, United’s Board of Directors declared a cash dividend of 26¢ per share, which represented a 4% increase over the 25¢ per share dividend paid for the second quarter of 2004. The annualized first half dividend of 52¢ per share equals $1.04 which would represent the 32nd consecutive year of dividend increases for United shareholders.

     United Bankshares, with $6.5 billion in assets, presently has 90 full-service offices in West Virginia, Virginia, Maryland, Ohio, and Washington, D.C. United Bankshares stock is traded on the NASDAQ (National Association of Securities Dealers Quotation System) Stock Market System under the quotation symbol “UBSI”.

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES
FINANCIAL SUMMARY
(In Thousands Except for Per Share Data)

	Three Months Ended		Six Months Ended
	June 30	June 30	June 30	June 30
	2005	2004	2005	2004
EARNINGS SUMMARY:
Interest income, taxable equivalent	$85,147	$74,249	$167,188	$147,914
Interest expense	28,721	21,715	55,007	43,115
Net interest income, taxable equivalent	56,426	52,534	112,181	104,799
Taxable equivalent adjustment	2,968	3,289	5,733	5,803
Net interest income	53,458	49,245	106,448	98,996
Provision for credit losses	504	539	1,615	1,896
Noninterest income	13,359	13,701	26,278	27,264
Noninterest expenses	30,577	29,473	59,318	59,097
Income taxes related to continuing operations	11,222	10,477	22,519	20,203
Income from continuing operations	24,514	22,457	49,274	45,064
Income from discontinued operations before income taxes	—	2,445	—	3,688
Income taxes related to discontinued operations	—	688	—	1,034
Income from discontinued operations	—	1,757	—	2,654
Net income	$24,514	$24,214	$49,274	$47,718

PER COMMON SHARE:
From continuing operations:
Basic	$0.57	$0.52	$1.15	$1.03
Diluted	0.57	0.51	1.14	1.02
From discontinued operations:
Basic	—	0.04	—	0.06
Diluted	—	0.04	—	0.06
Net income:
Basic	0.57	0.56	1.15	1.09
Diluted	0.57	0.55	1.14	1.08
Cash dividends	$0.26	$0.25	0.52	0.50
Book value			14.97	14.09
Closing market price			$35.61	$32.50
Common shares outstanding:
Actual at period end, net of treasury shares			42,517,597	43,430,523
Weighted average- basic	42,659,573	43,511,510	42,779,299	43,595,898
Weighted average- diluted	43,121,982	44,005,011	43,269,361	44,131,285

FINANCIAL RATIOS:
Return on average assets	1.55%	1.51%	1.56%	1.51%
Return on average shareholders’ equity	15.50%	15.38%	15.60%	15.28%
Average equity to average assets	9.97%	9.84%	10.01%	9.91%
Net interest margin	3.88%	3.77%	3.86%	3.82%

	June 30	June 30	December 31	March 31
	2005	2004	2004	2005
PERIOD END BALANCES:
Assets	$6,528,700	$6,530,289	$6,435,971	$6,311,308
Earning assets	6,029,953	5,655,029	5,953,858	5,823,572
Loans, net of unearned income	4,522,577	4,178,172	4,418,276	4,391,093
Loans held for sale	3,232	2,074	3,981	4,488
Investment securities	1,442,407	1,407,105	1,510,442	1,389,152
Total deposits	4,513,941	4,273,848	4,297,563	4,350,439
Shareholders’ equity	636,513	612,101	631,507	626,683

EXHIBIT 99.2

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June	June	March	June	June
	2005	2004	2005	2005	2004

Interest & Loan Fees Income	$82,179	$70,960	$79,276	$161,455	$142,111
Tax Equivalent Adjustment	2,968	3,289	2,765	5,733	5,803

Interest & Fees Income (FTE)	85,147	74,249	82,041	167,188	147,914
Interest Expense	28,721	21,715	26,286	55,007	43,115

Net Interest Income (FTE)	56,426	52,534	55,755	112,181	104,799

Credit Loss Provision	504	539	1,111	1,615	1,896

Non-Interest Income:
Investment Securities Transactions	58	106	924	982	820
Fees from Trust & Brokerage Services	2,741	2,663	2,758	5,499	5,233
Fees from Deposit Services	7,002	7,774	6,491	13,493	15,171
Other Charges, Commissions, and Fees	1,515	1,282	1,331	2,846	2,368
Income from Mortgage Banking Operations	227	242	126	353	410
Other Non-Interest Revenue	1,816	1,634	1,289	3,105	3,262

Total Non-Interest Income	13,359	13,701	12,919	26,278	27,264

Non-Interest Expense:
Salaries and Employee Benefits	14,921	14,175	14,066	28,987	28,286
Net Occupancy	3,051	3,033	3,095	6,146	6,246
Other Expenses	11,721	11,255	10,698	22,419	22,562
Amortization of Intangibles	586	683	611	1,197	1,433
OREO Expense	150	165	120	270	249
FDIC Expense	148	162	151	299	321

Total Non-Interest Expense	30,577	29,473	28,741	59,318	59,097

Income from Continuing Operations Before Income Taxes (FTE)	38,704	36,223	38,822	77,526	71,070

Tax Equivalent Adjustment	2,968	3,289	2,765	5,733	5,803

Income from Continuing Operations Before Income Taxes	35,736	32,934	36,057	71,793	65,267

Taxes	11,222	10,477	11,297	22,519	20,203

Income from Continuing Operations	24,514	22,457	24,760	49,274	45,064

Income from Discontinued Operations Before Income Taxes	—	2,445	—	—	3,688

Taxes	—	688	—	—	1,034

Income from Discontinued Operations	—	1,757	—	—	2,654

Net Income	$24,514	$24,214	$24,760	$49,274	$47,718

MEMO: Effective Tax Rate	31.40%	31.56%	31.33%	31.37%	30.80%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Discontinued Operations Statements of Income

	Three Months Ended			Six Months Ended
	June	June	March	June	June
	2005	2004	2005	2005	2004

Interest & Loan Fees Income	$—	$3,927	$—	$—	$6,850
Interest Expense	—	971	—	—	1,543

Net Interest Income	—	2,956	—	—	5,307

Non-Interest Income:
Service Charges, Commissions, and Fees	—	351	—	—	565
Income from Mortgage Banking Operations	—	8,899	—	—	15,179

Total Non-Interest Income	—	9,250	—	—	15,744

Non-Interest Expense:
Salaries and Employee Benefits	—	7,749	—	—	13,574
Net Occupancy	—	496	—	—	985
Other Expenses	—	1,516	—	—	2,804

Total Non-Interest Expense	—	9,761	—	—	17,363

Income from Discontinued Operations Before Income Taxes	—	2,445	—	—	3,688

Taxes	—	688	—	—	1,034

Income from Discontinued Operations	$—	$1,757	$—	$—	$2,654

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	June 30	June 30
	2005	2004	June 30	December 31	June 30
	Q-T-D Average	Q-T-D Average	2005	2004	2004

Cash & Cash Equivalents	$177,547	$197,213	$210,285	$153,465	$218,128

Securities Available for Sale	1,159,649	1,220,937	1,210,780	1,277,160	1,172,897
Held to Maturity Securities	231,789	235,630	231,627	233,282	234,208

Total Securities	1,391,438	1,456,567	1,442,407	1,510,442	1,407,105

Total Cash and Securities	1,568,985	1,653,780	1,652,692	1,663,907	1,625,233

Loans held for sale	3,465	1,766	3,232	3,981	2,074

Commercial Loans	2,459,952	2,245,208	2,517,940	2,440,154	2,260,956
Mortgage Loans	1,589,070	1,449,828	1,612,011	1,579,792	1,501,806
Consumer Loans	397,321	411,374	399,098	404,756	421,651

Gross Loans	4,446,343	4,106,410	4,529,049	4,424,702	4,184,413

Unearned income	(6,402)	(5,795)	(6,472)	(6,426)	(6,241)

Loans, net of unearned income	4,439,941	4,100,615	4,522,577	4,418,276	4,178,172

Allowance for Loan Losses	(43,635)	(50,469)	(43,585)	(43,365)	(42,892)

Goodwill	166,852	167,587	166,852	166,926	167,283
Other Intangibles	5,932	8,477	5,622	6,819	8,112

Total Intangibles	172,784	176,064	172,474	173,745	175,395

Real Estate Owned	2,657	3,783	2,410	3,692	3,599
Other Assets	216,235	202,275	218,900	215,735	217,433
Assets Related to Discontinued Operations	—	346,261	—	—	371,275

Total Assets	$6,360,432	$6,434,075	$6,528,700	$6,435,971	$6,530,289

MEMO: Earning Assets	$5,823,110	$5,548,155	$6,029,953	$5,953,858	$5,655,029

Interest-bearing Deposits	$3,479,012	$3,291,816	$3,549,648	$3,412,224	$3,393,672
Noninterest-bearing Deposits	892,542	854,683	964,293	885,339	880,176

Total Deposits	4,371,554	4,146,499	4,513,941	4,297,563	4,273,848

Short-term Borrowings	727,266	717,184	760,023	906,958	745,397
Long-term Borrowings	575,413	581,285	556,902	533,755	469,643

Total Borrowings	1,302,679	1,298,469	1,316,925	1,440,713	1,215,040

Other Liabilities	51,986	40,733	61,321	66,188	66,509
Liabilities Related to Discontinued Operations	—	315,132	—	—	362,791

Total Liabilities	5,726,219	5,800,833	5,892,187	5,804,464	5,918,188

Common Equity	634,213	633,242	636,513	631,507	612,101

Total Shareholders’ Equity	634,213	633,242	636,513	631,507	612,101

Total Liabilities & Equity	$6,360,432	$6,434,075	$6,528,700	$6,435,971	$6,530,289

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
	June	June	March	June	June
Quarterly/Year-to-Date Share Data:	2005	2004	2005	2005	2004

Earnings Per Share from Continuing Operations:
Basic	$0.57	$0.52	$0.58	$1.15	$1.03
Diluted	$0.57	$0.51	$0.57	$1.14	$1.02

Earnings Per Share from Discontinued Operations:
Basic	$—	$0.04	$—	$—	$0.06
Diluted	$—	$0.04	$—	$—	$0.06

Earnings Per Share:
Basic	$0.57	$0.56	$0.58	$1.15	$1.09
Diluted	$0.57	$0.55	$0.57	$1.14	$1.08

Common Dividend Declared Per Share	$0.26	$0.25	$0.26	$0.52	$0.50

High Common Stock Price	$36.45	$33.67	$38.62	$38.62	$33.67
Low Common Stock Price	$29.82	$29.15	$32.00	$29.82	$29.15

Average Shares Outstanding: (Net of Treasury Stock):
Basic	42,659,573	43,511,510	42,900,416	42,779,299	43,595,898
Diluted	43,121,982	44,005,011	43,418,579	43,269,361	44,131,285

Memorandum Items:

Tax Applicable to Security Transactions	$20	$37	$323	$344	$287

Common Dividends	$11,072	$10,867	$11,138	$22,210	$21,783

	June	June	March
EOP Share Data:	2005	2004	2005
Book Value Per Share	$14.97	$14.09	$14.65
Tangible Book Value Per Share	$10.91	$10.06	$10.60

52-week High Common Stock Price	$39.35	$33.67	$39.35
Date	12/02/04	06/24/04	12/02/04
52-week Low Common Stock Price	$29.82	$28.37	$29.15
Date	04/29/05	07/01/03	05/10/04

EOP Shares Outstanding (Net of Treasury Stock):	42,517,597	43,430,523	42,790,954

Memorandum Items:

EOP Employees (full-time equivalent)	1,302	1,577	1,319

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
	June	June	March	June	June
	2005	2004	2005	2005	2004
Selected Yields and Net Interest Margin:
Loans	6.20%	5.61%	6.03%	6.11%	5.68%
Investment Securities	4.85%	4.58%	4.68%	4.77%	4.55%
Money Market Investments/FFS	2.77%	1.12%	1.94%	2.39%	1.48%
Average Earning Assets Yield	5.86%	5.32%	5.67%	5.77%	5.37%
Interest-bearing Deposits	1.92%	1.38%	1.73%	1.83%	1.37%
Short-term Borrowings	2.21%	0.93%	1.87%	2.04%	0.95%
Long-term Borrowings	5.63%	4.54%	5.39%	5.51%	4.51%
Average Liability Costs	2.41%	1.87%	2.22%	2.32%	1.87%
Net Interest Spread	3.45%	3.45%	3.45%	3.45%	3.50%
Net Interest Margin	3.88%	3.77%	3.85%	3.86%	3.82%

Selected Financial Ratios:

Return on Average Common Equity	15.50%	15.38%	15.71%	15.60%	15.28%
Return on Average Assets	1.55%	1.51%	1.58%	1.56%	1.51%
Efficiency Ratio	42.80%	49.00%	41.34%	42.08%	49.10%

	June		June		March
	2005		2004		2005

Loan / Deposit Ratio	100.19%		97.76%		100.93%
Allowance for Loan Losses/ Loans, net of unearned income	0.96%		1.03%		0.99%
Allowance for Credit Losses (1)/ Loans, net of unearned income	1.14%		1.23%		1.17%
Nonaccrual Loans / Loans, net of unearned income	0.21%		0.17%		0.14%
90-Day Past Due Loans/ Loans, net of unearned income	0.13%		0.24%		0.08%
Non-performing Loans/ Loans, net of unearned income	0.34%		0.40%		0.22%
Non-performing Assets/ Total Assets	0.27%		0.31%		0.20%
Primary Capital Ratio	10.46%		10.08%		10.66%
Shareholders’ Equity Ratio	9.75%		9.37%		9.93%
Price / Book Ratio	2.38	x	2.31	x	2.26	x
Price / Earnings Ratio	15.66	x	15.03	x	14.53	x

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	June	June	December	March
Asset Quality Data:	2005	2004	2004	2005

EOP Non-Accrual Loans	$9,510	$6,966	$6,352	$5,955
EOP 90-Day Past Due Loans	5,955	9,843	4,425	3,565

Total EOP Non-performing Loans	$15,465	$16,809	$10,777	$9,520

EOP Other Real Estate & Assets Owned	2,410	3,599	3,692	2,974

Total EOP Non-performing Assets	$17,875	$20,408	$14,469	$12,494

	Three Months Ended			Six Months Ended
	June	June	March	June	June
Allowance for Credit Losses:(1)	2005	2004	2005	2005	2004
Beginning Balance	$51,424	$51,351	$51,353	$51,353	$51,309
Provision Expense	504	539	1,111	1,615	1,896

	51,928	51,890	52,464	52,968	53,205
Gross Charge-offs	(1,039)	(1,076)	(1,538)	(2,577)	(2,838)
Recoveries	744	565	498	1,242	1,012

Net Charge-offs	(295)	(511)	(1,040)	(1,335)	(1,826)

Ending Balance	$51,633	$51,379	$51,424	$51,633	$51,379

Note: (1) Includes allowances for loan losses and lending-related commitments.